Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of Bank of Hawaii Corporation, a corporation organized under Delaware law (the “Corporation”), hereby constitutes and appoints Mark A. Rossi, Cynthia G. Wyrick and Patricia J. Moy (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, and any amendment to a previously filed registration statement, in each case relating to shares of the Corporation’s Common Stock and/or plan interests that may be issued or sold pursuant to the Corporation’s Dividend Reinvestment and Stock Purchase Plan, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission.  Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Allan R. Landon Allan R. Landon	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2010

/s/ Kent T. Lucien Kent T. Lucien	Vice Chairman, Chief Financial Officer and Director (Principal Financial Officer)	January 22, 2010

/s/ Derek J. Norris Derek J. Norris	Executive Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	January 22, 2010

/s/ S. Haunani Apoliona S. Haunani Apoliona	Director	January 22, 2010

/s/ Mary G. F. Bitterman Mary G. F. Bitterman	Director	January 22, 2010

/s/ Mark A. Burak Mark A. Burak	Director	January 22, 2010

/s/ Michael J. Chun Michael J. Chun	Director	January 22, 2010

/s/ Clinton R. Churchill Clinton R. Churchill	Director	January 22, 2010

/s/ David A. Heenan David A. Heenan	Director	January 22, 2010

/s/ Peter S. Ho Peter S. Ho	Director	January 22, 2010

/s/ Robert Huret Robert Huret	Director	January 22, 2010

/s/ Martin A. Stein Martin A. Stein	Director	January 22, 2010

/s/ Donald M. Takaki Donald M. Takaki	Director	January 22, 2010

/s/ Barbara J. Tanabe Barbara J. Tanabe	Director	January 22, 2010

/s/ Robert W. Wo, Jr. Robert W. Wo, Jr.	Director	January 22, 2010